Exhibit 28(j)(2)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose names appear below nominates, constitutes and appoints John C. Ball and Peter Goldstein (with full power to each of them to act alone) their true and lawful attorney-in-fact and agent, for them and on their behalf and in their place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of THE TETON WESTWOOD FUNDS (the “Trust”), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, par value $.001 per share, of the Trust, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Trustees themselves might or could do.

IN WITNESS WHEREOF, the undersigned Trustees has hereunto set their hands this 27th day of January, 2023.

/s/ Anthony S. Colavita

Anthony S. Colavita

Trustee

/s/ James P. Conn

James P. Conn

Trustee

/s/ Leslie F. Foley

Leslie F. Foley

Trustee

/s/ Nicholas F. Galluccio

Nicholas F. Galluccio

Trustee

/s/ Mary E. Hauck

Mary E. Hauck

Trustee

/s/ Michael J. Melarkey

Michael J. Melarkey

Trustee

/s/ Kuni Nakamura

James P. Conn

Trustee

/s/ Werner J. Roeder

Werner J. Roeder

Trustee

/s/ Salvatore J. Zizza

Salvatore J. Zizza

Trustee